EXHIBIT 21.1

List of Subsidiaries of Invesco Real Estate Income Trust Inc.
(As of December 31, 2025)

Entity	Jurisdiction of Incorporation
Invesco REIT Operating Partnership LP	Delaware
1000 East Apache JV, LLC	Delaware
1000 East Apache Owner, LLC	Delaware
9805 Willows Office, LLC	Delaware
Catalina Vista MH GP, LLC	Delaware
Catalina Vista MH Member, LP	Delaware
Catalina Vista MH Owner, LLC	Delaware
Cortlandt Crossing Owner, LLC	Delaware
Desert Sky MH GP, LLC	Delaware
Desert Sky MH Member, LP	Delaware
Desert Sky MH Owner, LLC	Delaware
Elan at Bluffview GP, LLC	Delaware
Elan at Bluffview, LP	Delaware
Elizabeth on Seventh Owner, LLC	Delaware
Five Star MH GP, LLC	Delaware
Five Star MH Member, LP	Delaware
Five Star MH Owner, LLC	Delaware
Fleetwood Apartments Investor, LLC	Delaware
Homestead Communities, LLC	Delaware
Homestead IR Member, LLC	Delaware
IA Investors, LP	Delaware
IA SH Member GP, LLC	Delaware
IA SH Member, LP	Delaware
INREIT Master Lessee II LLC	Delaware
INREIT Master Lessee III LLC	Delaware
INREIT Master Lessee IV LLC	Delaware
INREIT Master Lessee LLC	Delaware
Invesco Real Estate Exchange LLC	Delaware
Invesco REIT Investments CB Pledgor, LLC	Delaware
Invesco REIT Investments CB Seller, LLC	Delaware
Invesco REIT Lending Investments LLC	Delaware
Invesco REIT Securities LLC	Delaware
Invesco REIT TRS LLC	Delaware
IPG Fleetwood Apartments JV, LLC	Delaware
IREX Depositor LLC	Delaware
IREX IV Buckhorn Industrial DST	Delaware
IREX IV Industrial Portfolio DST	Delaware
IREX IV International Business 4535 DST	Delaware

IREX IV Interstate Commerce DST	Delaware
ITP Investments, LLC	Delaware
ITP Investor, LLC	Delaware
ITP TRS Investor, LLC	Delaware
Midwest Industrial Manager, LLC	Delaware
Midwest Industrial Investors, LLC	Delaware
Midwest Industrial Member, LLC	Delaware
NJ Exit 5 Industrial Berry Owner, LLC	Delaware
NJ Exit 5 Industrial Member, LLC	Delaware
NJ Exit 5 Industrial Mount Holly Owner, LLC	Delaware
NJ Exit 5 Industrial Venture, LLC	Delaware
PT Co-GP Fund, LLC	Delaware
PTCR Holdco, LLC	Delaware
Roseland Residences Investors, LLC	Delaware
Roseland Residences Manager, LLC	Delaware
Roseland Residences Member, LLC	Delaware
Roseland Residences Owner, LLC	Delaware
San Simeon Apartments, LLC	Delaware
San Simeon Holdings, LLC	Delaware
San Simeon IR Member LLC	Delaware
Silver Shores MH Member, LLC	Delaware
Silver Shores MH Owner, LLC	Delaware
Tanner Road MH GP, LLC	Delaware
Tanner Road MH Member, LP	Delaware
Tanner Road MH, LLC	Delaware
TCG Earth City LLC	Delaware
Vida IR Member LLC	Delaware
Vida JV LLC	Delaware
Vida MOB Portfolio Co-Invest LLC	Delaware
Vida MOB Portfolio Manager LLC	Delaware
Subsidiaries not included in the list are omitted because, considered in the aggregate as a single subsidiary, they do not constitute a significant subsidiary.